EXHIBIT 16.2

KPMG LLP Chartered Accountants PO Box 10426 777 Dunsmuir Street Vancouver BC V7Y 1K3 Canada	Telephone Fax Internet	(604) 691-3000 (604) 691-3031 www.kpmg.ca

November 13, 2012

British Columbia Securities Commission

Alberta Securities Commission

Saskatchewan Financial Services Commission—Securities Division

The Manitoba Securities Commission

Ontario Securities Commission

Autorité des marches financiers

Nova Scotia Securities Commission

Newfoundland Consumer & Commercial Affairs Branch

Prince Edward Island Securities Office

Dear Sirs/Mesdames:

Re:	Ritchie Bros. Auctioneers Incorporated (the “Corporation”)

Please be advised that, in connection with National Instrument 51 -102—Continuous Disclosure Obligations, we hereby notify you that we have read the Corporation’s Notice of Change of Auditors dated October 31, 2012 and, based on our knowledge at this time, are in agreement with the information contained therein.

Sincerely,

KPMG LLP

cc:	Ritchie Bros. Auctioneers Incorporated

Ernst & Young LLP

KPMG LLP is a Canadian limited liability partnership and a member firm of the KPMG network of independent member firms affiliated with KPMG International Cooperative

(“KPMG International”), a Swiss entity

KPMG Canada provides services to KPMG LLP